SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): January 12, 2007
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BEDMINSTER NATIONAL CORP.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)
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NEVADA	333-137023	20-2779605
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

90 WASHINGTON VALLEY ROAD
BEDMINSTER, NEW JERSEY 07921
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(908) 719-8940
(ISSUER TELEPHONE NUMBER)

FORWARD LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

ITEM 8.01 OTHER EVENTS

On January 12, 2007, the Registrant entered into a Letter of Intent to acquire eighty (80%) percent of the outstanding shares of common stock of Metropolitan Computing Corp. (“MCC”) for a total of $800,000 from its current owner and President, Michael Levin(“Seller”). MCC was established in 1985 and is active in the design, development, and marketing of instrumentation equipment for the pharmaceutical industry. The MCC product line includes transducers for measuring compression and other forces on tablet press machines, as well as sensors for torque or power consumption on mixing and granulating equipment. MCC serves all market segments of instrumentation and data acquisition systems for pharmaceutical solid dosage research and development (R&D), scale-up and production. MCC already has a substantial user base including such Fortune 500 companies as American Home Products, Amgen, Abbott Labs, BASF, Bristol-Myers Squibb, Dow Chemical, Hoffman-La Roche, Merck, Novartis, Pfizer, Searle, SmithKline Beecham, and many others. MCC annual sales are growing and are about $2 million for year end 2006 and the company is profitable. MCC offices are located at 6 Great Meadow Lane, East Hanover, New Jersey 07936 and its telephone number is: (973) 887-7800 and web site: www.mcc-online.com

The purchase price will be paid to the Seller in cash at closing (the “Closing”) however the Seller will lend $200,000 of the proceeds directly to MCC (“Loan”). The Loan will be unsecured and subordinated to all other debt and repaid from time to time over 5 years with 8% interest solely from the profits of MCC; however any outstanding amount due at the fifth anniversary will be forfeited and the Loan terminated. The Registrant will also provide a revolving credit line (“Line”) to MCC at Closing of four hundred thousand dollars ($400,000). The Line will provide for an interest rate of 8%, and interest and principal will be repaid annually. The Line will be secured by a pledge by the Seller of all of the shares of common stock continued to be held by the Seller after the Closing (the “Seller Shares”) and released upon full repayment of the Line. At any time after the third anniversary of the Closing provided that the Line has been repaid, the Seller may put the Seller Shares to the Registrant and the Registrant must purchase the Seller Shares at the Put Price. The Put Price is the per share amount based upon the average of two most recent years of MCC’s audited annual EBITDA multiplied by six (6) or $200,000, whichever is greater (the “Put Amount”). The Put Amount will be paid to the Seller in cash in three (3) equal annual payments. Also , the Registrant will enter into an Employment Agreement with the Seller which will provide for a five (5) year term and have mutually agreed to salary, benefits and other standard provisions including a non-compete clause.

The current management team of MCC will remain in place under the supervision of the Registrant and utilize the proceeds of the Loan and Line to grow the business of MCC. Pursuant to the letter of intent, the parties have sixty (60) days to complete their due diligence and execute a definitive purchase agreement or the letter of intent is terminated.

ITEM 9.01  FINANCIAL STATEMENT AND EXHIBITS.

(a) Financial Statements of Business Acquired.
       Not applicable.

(b) Pro Forma Financial Information.
Not applicable.

(c) Exhibits.

2.1 Letter of Intent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Bedminster National Corp.

            By: /s/  Paul Patrizio
                           PAUL PATRIZIO
                                President

Dated: January 16, 2007